CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 84-1379282) pertaining to the 2007 Stock Option Plan of Stockgroup Information Systems Inc. of our report dated February 27, 2006 with respect to the consolidated financial statements of Stockgroup Information Systems Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Vancouver, Canada
June 11, 2007